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                                                                  Exhibit 3(ii)

                                    BYLAWS OF

                              COVENTRY CORPORATION


                               ARTICLE 1. OFFICES

     1.1 Principal Offices. The principal offices of the Corporation shall be established by the Board of Directors from time to time.

     1.2 Other Offices. The Corporation also may have offices at such other places, both within and without the State of Tennessee, as the Board of Directors may from time to time decide are necessary or proper for the business of the Corporation.


                             ARTICLE 2. SHAREHOLDERS

     2.1 Place of Meetings. All meetings of the shareholders for any purpose shall be held at such time and place, within or without the State of Tennessee, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation.

     2.2 Annual Meetings. Annual meeting of the shareholders shall be held on the third Thursday of June of each year (unless such day shall fall on a legal holiday, in which event such meeting shall be held on the next full business day following such legal holiday) or at such time as shall be designated by the Chairman of the Board of Directors and stated in the notice of such meeting. At each such annual meeting, the shareholders shall elect a Board of Directors and transact such other business as properly may be brought before the meeting.

     2.3 Special Meetings. Special meetings of the shareholders may be called for any purpose at any time by the Chief Executive Officer, the President, the Board of Directors, or the holders of a majority in amount of the shares entitled to vote at the meeting.

     2.4 Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail.

     2.5 Quorum of Shareholders. The holders of a majority of the shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business at all meetings of the shareholders.



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     2.6 Action by Shareholders. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting.

     2.7 Voting. Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Such votes may be cast in person or by written proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned. At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.

     (a) Voting of Shares. Unless otherwise provided by the Act or the Charter, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote.

     If a quorum exists, approval of action on a matter (other than the election of directors) by a voting group entitled to vote thereon is received if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Charter or the Act requires a greater number of affirmative votes. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     (b) Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     (c) Acceptance of Shareholder Documents. If the name signed on a shareholder document (a vote, consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder



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document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

          (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

          (ii) the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

          (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;

          (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to such shareholder document; or

          (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

     The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory's authority to sign for the shareholder.

     2.8 Consents of Absentees. No defect in the calling or noticing of a shareholders' meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     2.9 Record Date Closing Transfer Books. The Board of Directors shall fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders. The record date shall not precede the date upon which the resolution fixing the record date is adopted, and shall not be not less than ten (10) nor more than sixty (60) days prior to said meeting.



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     2.10 Shareholder List. A complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared. Such list, for a period of ten (10) days prior to the meeting, shall be kept on file at a place within the city where the meeting is to be held and shall be subject to inspection by any shareholder, for any purpose germane to the meeting, during usual business hours. Such list shall be kept open at the meeting and shall be subject to the inspection of any shareholder.

     2.11 Order of Business. The order of business of each meeting of the shareholders of the Corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meetings after the time prescribed for commencement thereof, and opening and closing of the voting polls.

     2.12 Notice of Shareholder Business. At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote at such annual or special meeting who complies with the notice procedures set forth in this Section 2.12. For business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting; (b) the name and address, as they appear on the Corporation's books, of such shareholder; (c) the class and number of each class or series of the shares of the Corporation which are beneficially owned by such shareholder; and (d) any material interest of such shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 2.12. The chairman of a annual or special meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, a shareholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the



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requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).

     (a) Action Without Meeting. Action required or permitted by the Act to be taken at a shareholders' meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.

     The action must be evidenced by one (1) or more written consents describing the action taken, at least one of which is signed by each shareholder entitled to vote on the action in one (1) or more counterparts, indicating such signing shareholder's vote or abstention on the action and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records.

     If the Act or the Charter requires that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, then the Corporation shall give its nonvoting shareholders written notice of the proposed action at least ten (10) days before such action is taken. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.

     2.13 Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.13. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (l0th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving-the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class, series and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person



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nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these bylaws. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     2.14 Presiding Officer and Secretary. Meetings of the shareholders shall be presided over by the President, or if the President is not present, by a chairman chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, a majority of the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.


                              ARTICLE 3. DIRECTORS

     3.1 Powers of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall constitute the governing body of the Corporation and shall be responsible to the shareholders for setting policy, long range planning and providing oversight of the management of the Corporation.

     3.2 Number and Qualification. The number of directors, which shall constitute the Board of Directors, shall be not less than three or more than 11 as the Board shall from time to time determine; provided however, if all the shares of the Corporation are owned of record by less than three shareholders, the number of directors may be less than three, but not less than the number of shareholders of record. No decrease shall have the effect of shortening the term of any incumbent director.

     3.3 Election and Term. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three
(3) classes, Class I, Class II, and Class III, each consisting of approximately one-third (1/3) of the whole number of the Board of Directors, and each director of the Corporation shall hold office until his successor is elected and qualified or until his death, resignation, or removal. Each class of directors shall be as nearly equal in number of directors as possible and shall be denominated in such manner as the Board of Directors may determine. The term of office of those of Class I will expire at the first annual meeting of shareholders following their election; of Class II one year thereafter; of Class III two years thereafter; and at each annual election held after such classification and election, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three
(3) years, so that the term of office for one class of directors shall expire



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in each year. Directors need not be shareholders of the Corporation or residents of the State of Tennessee.

     3.4 Filling Vacancies. Any vacancy occurring in the Board of Directors by reason of death, resignation, or removal shall be filled by the affirmative vote of a majority of the remaining directors entitled to vote although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at a regular meeting or a special meeting of the Board of Directors called for that purpose, or at an annual meeting or a special meeting of shareholders called for that purpose.

     3.5 Resignation of Directors. Any director may resign from his office at any time by delivering his written resignation to the Secretary, and such resignation shall be effective immediately upon delivery to the Secretary.

     3.6 Removal of Directors. Any director may be removed from the Board of Directors at any time for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to be cast for the election of directors; provided, however, a director may be removed "for cause" only upon a finding that (i) the director engaged in fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Corporation, and (ii) removal is in the best interests of the Corporation. Directors of the Corporation may be removed for any reason other than cause only upon the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

     (a) Vacancies. Unless the Charter otherwise provides, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director with or without cause, either the shareholders or the Board of Directors may fill such vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders.

     3.7 Place of Meetings. Regular or special meetings of the Board of Directors may be held either within or without the State of Tennessee.

     3.8 Chairman of the Board. The Chairman of the Board of Directors, if one be elected by the Board of Directors, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written direction given to such Chairman pursuant to resolution duly adopted by the Board of Directors.



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     3.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. The Board shall meet at least annually. At such meetings, the Board shall ensure that the officers or other management personnel of the Corporation report on management's progress in carrying out the policies of the Board and shall discuss management's recommendations for changes in policy.

     3.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President and shall be called by the Secretary on the written request of two
(2) directors. Notice of any special meeting of the Board of Directors shall be given to each director at least three (3) days before the date of the meeting.

     3.11 Quorum of Directors. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.12 Committees. The Board of Directors by resolution passed by a majority of the entire Board of Directors, may from time to time designate members of the Board of Directors to constitute committees, including an executive committee, which shall in each case consist of such number of directors, not less than two
(2), and shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of any meeting, unless the Board of Directors shall otherwise direct. The Board of Directors shall have power at any time to change the number and the members of any such committee, to fill vacancies and to discharge any such committee.

     3.13 Action by Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

     3.14 Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attending each meeting of the Board of Directors and may be paid a fixed sum for attending each meeting of the Board of Directors and may be paid a fixed sum for attending each meeting of the Board of Directors or a stated salary for serving as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.



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     3.15. Minutes of Meetings. The Board of Directors shall keep regular minutes of its proceedings and such minutes shall be placed in the minute book of the Corporation. Committees of the Board of Directors shall maintain a separate record of the minutes of their proceedings.


                        ARTICLE 4. NOTICES AND MEETINGS.

     4.1. Method of Giving Notice. Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage paid.

     4.2. Waiver of Notice. Any notice required to be given may be subject to a waiver thereof in writing signed by the person or persons entitled to receive such notice, whether before or after the time stated therein, and such waiver shall be deemed equivalent to the giving of such notice in a timely manner. Any such signed waiver of notice, or a signed copy thereof, shall be placed in the minute book of the Corporation. Attendance of such persons at any meeting shall constitute a waiver of notice of such meetings, except where there persons attend for the express purpose of objecting that the meeting is not lawfully convened.

     4.3 Voting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Charter or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

          (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

          (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or

          (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     4.4. Telephone Meetings. Subject to the requirements of the Tennessee Business Corporation Act, as amended, or these bylaws for notice, shareholders, members of the Board of Directors, or members of any committee designated by such Board of Directors, may participate in and hold a meeting of such shareholders, Board of Directors, or committee by means of a conference telephone or similar communications equipment by means of which all persons



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participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.3 of Article 4 shall constitute presence in person at such meeting.

     4.5. Place of Meetings. All meetings of the shareholders shall be held at the registered office of the Corporation, or any other place within or without this State, as may be designated for that purpose from time to time by the Board of Directors.


                               ARTICLE 5. OFFICERS

     5.1. Qualifications. The officers of the Corporation need not be shareholders of the Corporation or residents of the State of Tennessee. The Board of Directors shall elect a President, a Treasurer and a Secretary and such other officers, including a Chairman of the Board of Directors, and assistant officers as the Board of Directors may deem desirable to have to conduct the affairs of the Corporation. Any two (2) or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

     5.2. Compensation of Officers. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the Board of Directors deems advisable. No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation.

     5.3. Term and Vacancies. The officers of the Corporation shall hold office until their successors are elected or appointed and qualified, or until their death, resignation, or removal from office. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

     5.4. Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

     5.5. General Authority of Officers. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     5.6. Duties of President. The President shall have general and active management control of the business and affairs of the Corporation and shall see that all orders and resolutions



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of the Board of Directors are carried into effect. The President shall call regular and special meetings of the shareholders and directors in accordance with law and these bylaws and shall preside at such meetings. The President shall appoint, discharge and fix the compensation of officers, agents and employees other than those appointed by the Board of Directors. The President shall sign all certificates representing shares of stock in the Corporation. The President shall perform such other duties as may be prescribed from time to time by the Board of Directors.

     5.7. Duties of Vice President. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.

     5.8. Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all business transacted at such meetings in a minute book to be kept for that purpose and shall perform like duties for the standing committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or President, under whose supervision the Secretary shall be. The Secretary shall take and keep custody of the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, is shall be attested by the signature of the Secretary or by the signature of an assistant Secretary or of the Treasurer.

     5.9. Duties of Assistant Secretaries. The assistant secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President or Secretary from time to time may delegate.

     5.10. Duties of the Treasurer. The Treasurer shall have the custody of the Corporation's funds and securities, shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation and shall deposit all funds and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all the Treasurer's transactions as Treasurer and of the financial conditions of the Corporation. The Treasurer shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.



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     5.11. Duties of Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President or Treasurer may from time to time delegate.

     5.12. Execution of Instruments. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agents of the Corporation and in such manner as the Board of Directors from time to time may determine. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officers or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.


                    ARTICLE 6. CERTIFICATES AND SHAREHOLDERS

     6.1. Forms of Certificates. Certificates shall be delivered representing all shares of stock in the Corporation to which shareholders are entitled. Certificates for shares of the stock of the Corporation shall be in such form as shall be required by law and as shall be approved by the Board of Directors. Every certificate for shares issued by the Corporation must be signed by the Chairman of the Board of Directors or the President, or a Vice President, and the Secretary, or an assistant Secretary. Such certificates shall bear a legend or legends in the form and containing the restrictions required to be stated thereon by the Tennessee Business Corporation Act, other provisions of law, the Articles of Incorporation or these bylaws. Certificates shall be consecutively numbered and shall be entered into the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number of class of shares, the par value of such shares, and such other matters as may be required by law, the Articles of Incorporation or these bylaws.

     6.2. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by such holder's duly authorized attorney. Upon surrender to the Corporation or its transfer agent of a certificate representing shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     6.3 Subscriptions for Shares. Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such



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


installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

     6.4. Record Ownership Conclusive. The Corporation shall be entitled to treat the holder of any share or shares of stock in the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it has express or other notice thereof, except as otherwise provided by law or by any stock purchase and redemption agreement to which the stock may be subject, if such agreement has been formally executed or accepted by the Corporation.

     6.5. Replacement of Certificates. No new certificates shall be issued until the former certificates of the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.


                           ARTICLE 7. OTHER PROVISIONS

     7.1. Dividends. Dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Certificate of Incorporation, as amended, and to the laws of the State of Tennessee. The declaration and payment of dividends shall be at the discretion of the Board of Directors.

     7.2. Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the name and addresses of all shareholders and the number and class of the shares held by each.

     7.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     7.4. Seal. The Corporation's seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

     7.5 Contracts. Unless otherwise required by the Board of Directors, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and



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



on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

     7.6 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the President or the Board of Directors. Such authority may be general or confined to specific instances.

     7.7 Checks, Drafts, Etc. Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

     7.8 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

     7.9 Voting Securities Held by the Corporation. Unless otherwise required by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.


                    ARTICLE 8. INDEMNIFICATION OF DIRECTORS,
                  OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES

     8.1. Third Party Proceedings. The Corporation shall indemnify any person who was or is a party or was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative t other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent (including without limitation members of advisory boards of health care organizations and other facilities owned by the Corporation and physicians serving on medical staff committees of such healthcare organizations) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by such person while acting in any such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (whether with or without court approval) actually and reasonably incurred by such person in connection with such action, suit Or proceeding if he acted in good faith and in a manner the person reasonably believed


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



to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     8.2. Actions By or In the Right of the Corporation. The Corporation shall indemnify any person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent (including without limitation members of advisory boards of hospitals and other facilities owned by the Corporation and physicians serving on medical staff committees of such hospitals) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or order shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable 'or negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     8.3. Absolute Right. To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprises at the request of the Corporation, shall have been successful on the merits or otherwise in defending against any threatened or actual action, suit or proceeding referred to in Section 8.1 hereof or any threatened or actual action or suit referred to in Section 8.2 hereof, or in defense of any claim, issue-or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     8.4. Determination of Conduct. Any indemnification under Sections 8.1 or
8.2 hereof (unless ordered by a court), shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in such Sections.



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



Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

     8.5. Payment of Expenses in Advance.

          (1) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of a director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article 8.

          (2) Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative other than a director by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such authorized representative to repay if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8.

          (3) The financial ability of any authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance.

     8.6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

     8.7. Indemnity Not Exclusive. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or engaged in any other enterprise at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.



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



     8.8. Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article 8.

     8.9. Definitions. For purposes of this Article:

          (1) "authorized representative" shall mean a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise;

          (2) "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

          (3) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation;

          (4) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

          (5)  "expenses" shall include attorneys' fees and disbursements;

          (6) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

          (7) "not opposed to the best interests of the Corporation" shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

          (8)  "other enterprises" shall include employee benefit plans;



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



          (9) "party" shall include the giving of testimony or similar involvement;

          (10) "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

          (ll) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation.


                      ARTICLE 9. AMENDMENT AND CONSTRUCTION

     9.1. Amendment. The power to alter, amend, or repeal these bylaws or adopt new bylaws shall be vested in the Board of Directors. The shareholders may not amend, delete or otherwise alter these bylaws except upon the affirmative vote of the holders of not less than 75% of the outstanding capital stock of the Corporation entitled to vote thereon.



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